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                                                                    EXHIBIT 3.78

                                     CHARTER
                                       OF
                        BHC PLYMOUTH KOALA HOSPITAL, INC.

                  The undersigned person, having capacity to contract and acting as the incorporator of a corporation under Section 48-12-101 of the Tennessee Business Corporation Act (the "Act"), adopts the following charter for such corporation:

                  1. Name. The name of the corporation is BHC Plymouth Koala Hospital, Inc. (the "Corporation").

                  2. Registered Office and Registered Agent. The address of the registered office of the Corporation in Tennessee is 102 Woodmont Boulevard, Suite 500, Nashville, Tennessee 37205. The Corporation's registered agent at the registered office is Michael E. Davis.

                  3. Incorporator. The name and address of the sole incorporator of the Corporation is William F. Carpenter III, 511 Union Street, Suite 2100, Nashville, Tennessee 37219.

                  4. Principal Office. The address of the principal office of the Corporation is 102 Woodmont Boulevard, Suite 500, Nashville, Tennessee 37205.

                  5. Corporation for Profit. The Corporation is for profit.

                  6. Authorized Shares. The Corporation shall have authority, acting by its board of directors, to issue not more than one thousand (1,000) shares of common stock, each share without par value ("Common Stock"). All shares of Common Stock shall be one and the same class and when issued shall have equal rights of participation in dividends and assets of the Corporation and shall be non-assessable. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                  7.       Limitation on Directors' Liability.

                  (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act, as amended from time to time.

                  (b) If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall

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be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the forgoing by the shareholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  8.       Indemnification.

                  (a) The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee (1) in any proceeding by the Corporation against such indemnitee; or (2) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for
(i) any breach of the duty of loyalty to the Corporation or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act.

                  (b) The rights to indemnification and advancement of expenses set forth in paragraph 8(a) above are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to paragraph 8(a), are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in paragraph 8(a) above are nonexclusive of other similar rights which may be granted by law, this Charter, the bylaws, a resolution of the board of directors or shareholders of the Corporation, or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

                  (c) Any repeal or modification of the provisions of this paragraph 8, either directly or by the adoption of an inconsistent provision of this Charter, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall

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apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph 8 which occur subsequent to the effective date of such amendment.

                  9. Express Powers of Board of Directors. In furtherance of and not in limitation of the powers conferred by statute, the Corporation is expressly authorized, acting upon the authority of the board of directors and without the approval of the shareholders, to:

                  (a) Issue shares of any class or series as a share dividend in respect of shares of the same class or series or any other class or series;

                  (b) Fix or change the number of directors, including an increase or decrease in the number of directors;

                  (c) Determine, establish or modify, in whole or in part, the preferences, limitations and relative rights of (i) any class of shares before the issuance of any shares of that class, or (ii) one or more series within a class before the issuance of any shares of that series. The board of directors is further authorized to amend this Charter, without shareholder action, to set forth such preferences, limitations and relative rights; and

                  (d) Determine, in accordance with law, the method by which vacancies occurring on the board of directors are to be filled.

                  10. Removal of Directors for Cause. Directors may be removed for cause by a vote of a majority of the entire board of directors.

                  11. Consideration of Non-Shareholder Constituencies. In considering whether or not to approve, or to recommend that the shareholders approve, any proposed merger, exchange, tender offer or significant disposition of assets or to oppose such proposal, the board of directors may consider the effect of such proposed merger, exchange, tender offer or significant disposition of assets on the Corporation's employees, customers, suppliers and the communities in which the Corporation and its subsidiaries operate or are located.

                                             /s/ William F. Carpenter III
                                             -----------------------------------
                                             William F. Carpenter III
                                             Incorporator

Dated: December 12, 1996

                                       3

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                      ARTICLES OF AMENDMENT TO THE CHARTER
                                       OF
                        BHC PLYMOUTH KOALA HOSPITAL, INC.

                  To the Secretary of State of the State of Tennessee:

                  Pursuant to the provisions of Section 48-20-101 et seq. of the Tennessee Code Annotated, the undersigned corporation adopts the following Articles of Amendment to its Charter.

                                    ARTICLE I

                  The name of the corporation is BHC Plymouth Koala Hospital, Inc. (the "Corporation").

                                   ARTICLE II

                  1. The following amendment to the Charter of BHC Plymouth Koala Hospital, Inc. changes the name of the Corporation to BHC of Northern Indiana, Inc.

                  2. Article I of the Charter is deleted in its entirety and the following is inserted in lieu thereof:

                                    ARTICLE I

                  The name of the corporation is BHC of Northern Indiana, Inc. (the "Corporation").

                  The amendment was duly adopted by unanimous consent of Behavioral Healthcare Corporation, the sole shareholder of the Corporation, and the Board of Directors on August 12, 1997.

Dated this 12 day of August, 1997.

                                              BHC PLYMOUTH KOALA HOSPITAL, INC.

                                              By:    [ILLEGIBLE]
                                                     ---------------------------
                                              Title: Vice President